Exhibit 99.1

NEWS RELEASE SigmaTron International, Inc. 2201 Landmeier Road Elk Grove Village, Illinois 60007 TEL (800) 700-9095

For Further Information Contact:

SigmaTron International, Inc.

Gary R. Fairhead

1-800-700-9095

SIGMATRON INTERNATIONAL, INC.

ANNOUNCES AGREEMENT WITH ITS SECURED LENDERS AND SALE OF A

MAJORITY POSITION OF WAGZ, INC.

ELK GROVE VILLAGE, Illinois May 4, 2023 — SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services provider (“EMS”) (“Company”), today announced that on April 28, 2023, it reached an agreement with its secured lenders going forward and sold a majority position of its wholly owned subsidiary, Wagz, Inc. (“Wagz”). As previously reported on March 20, 2023, via Form 8-K, during the preparation of the Company’s third quarter financial statements, it was determined that updated projections resulted in a triggering event for the Company’s goodwill and long-lived asset groups. Under GAAP, the review resulted in the Company concluding that the carrying amounts for the goodwill and long-lived asset groups were impaired, and the Company would incur non-cash impairment charges of approximately $23.1 million. These impairment charges coupled with Wagz’ operating losses resulted in the Company’s failure to maintain certain financial covenants and ratios imposed by, and as a result triggered events of default under, the Company’s credit agreements with J.P. Morgan Chase Bank, N.A. and TCW Asset Management Company, as Administrative Agent (“Secured Lenders”). Subsequent to that report on Form 8-K, on March 27, 2023, the Company reported receiving a delinquency notification letter from Nasdaq indicating that the Company was not in compliance with the continued listing requirements of Nasdaq for failing to timely file the Company’s Form 10-Q for the fiscal quarter ended January 31, 2023. This notification also constituted a default under our credit agreements with our Secured Lenders.

During fiscal year 2023 Wagz was in the process of developing three new products that were scheduled to be released during the middle of calendar year 2023. Sales of existing products during this development period did not materialize to expectations and resulted in a significantly higher level of losses and cash consumption than anticipated. Sales were negatively impacted by a shortage of parts for production for several months, resulting in missing the holiday season for sales, a slowing economy relating to inflation and a slower than anticipated acceptance of the product by the market. Thus, when projections were updated, it was determined that there was an impairment, as discussed above.

Since determining the default, the Company negotiated with its Secured Lenders to reach an agreement to settle the events of default. As a result of negotiations with the Secured Lenders, while the core EMS business remained strong, it was decided that the Company would need to exit the Pet Tech business that was conducted through Wagz. The solution that was reached was the sale of 81% of Wagz to Vynetic, LLC, which would become the majority shareholder of Wagz. The Company would retain a 19% ownership position in Wagz as a passive investor at closing. The Company would provide a $900,000 working capital loan to Wagz during the month of April and during which time Vynetic, LLC would raise capital to support Wagz going forward. That transaction closed on April 28, 2023, and is effective as of

April 1, 2023. Under the transaction, the Company has no further financial obligations or requirements to Wagz going forward beyond the initial working capital loan. The Company agreed to work with Wagz as an EMS provider pursuant to a manufacturing agreement but did not commit to extending any further financial support. The Company expects that the transaction will allow it to potentially recover some of the assets that it will write off as of April 30, 2023 (Fiscal Year End).

In conjunction with the transaction, the Secured Lenders have agreed to waive all covenant violations and events of default under our credit agreements through March 31, 2023. In addition, the agreements have been amended going forward under terms that the Company believes will support its EMS business. With all such covenant violations and events of default being waived and with amended agreements in place, the Company believes it is now in a position to complete its third quarter financial statements and file its Form 10-Q prior to the Nasdaq compliance deadline of May 22, 2023. Once that report is filed, the Company will work on its fourth quarter and fiscal year financial statements and currently expects that those will be timely filed.

Gary R. Fairhead, Chairman and Chief Executive Officer, said, “During this period, the Company’s EMS business has remained robust. We have seen some modest signs of a slowing economy and continue to experience supply chain shortages. However, at this time, we are cautiously optimistic that the revenue volume will continue, and we expect to add additional business based on the opportunities we are working on at this time. Regarding Wagz, we believe that the opportunities they are pursuing in the Pet Tech market remain attractive and we are hopeful that our continuing minority ownership interest in the company will yield benefits to the Company in the future. The Company is thankful for the support of its Secured Lenders and for working with the Company as it worked through this transition.”

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. now operates in one reportable segment as an independent provider of electronic manufacturing services (“EMS”). The Company includes printed circuit board assemblies, electro-mechanical subassemblies and completely assembled (box-build) electronic products. SigmaTron International, Inc. and its wholly-owned subsidiaries operate manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Biên Hòa City, Vietnam. In addition, the Company maintains an International Procurement Office and Compliance and Sustainability Center (“IPO”) in Taipei, Taiwan. The Company also provides design services in Elgin, Illinois, U.S.

Forward-Looking Statements

Note: This press release contains forward-looking statements. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the risks inherent in any merger; the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets and goodwill impairment testing; the ability to achieve the expected benefits of acquisitions as well as the expenses of acquisitions; the collection of aged account receivables; the variability of the Company’s customers’ requirements; the impact of inflation on the Company’s operating results; the availability and cost of necessary components and materials; the impact acts of war may have to the supply chain; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements; the costs of borrowing under the Company’s senior and subordinated credit facilities, including under the rate indices that replaced LIBOR; the ability to meet the Company’s financial and restrictive covenants under its loan agreements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the spread of COVID-19 and variants which has threatened the Company’s financial stability by causing a decrease in consumer revenues, caused a disruption to the Company’s global supply chain, and caused plant closings or reduced operations thus reducing output at those facilities; the continued availability of scarce raw materials, exacerbated by global supply chain disruptions, necessary for the manufacture of products by the Company; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; global business disruption caused by the Russian invasion in Ukraine and related sanctions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.